Exhibit 10.59

ADDENDUM TO ADMINISTRATIVE SERVICES AGREEMENT

This Addendum (the “Addendum”) is entered into as of January 1, 2006, by and between NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., a Massachusetts corporation (“MANAGEMENT SERVICES”) and MASSACHUSETTS ONCOLOGY SERVICES, P.C., a Massachusetts professional corporation (the “PC”). This Addendum amends Section 3.1 of the Administrative Services Agreement dated June 1, 2005 between the parties (the “Agreement”) to adjust the monthly Service Fee of $89,166.67 paid in 2005 to a monthly Service Fee of $133,333.33. From and after the date hereof, Section 3.1 shall read as follows:

3.1. Service Fee. For the services to be provided hereunder by MANAGEMENT SERVICES, the PC shall pay to MANAGEMENT SERVICES a monthly Service Fee of $133,33.33. The parties agree that the Service Fee represents the fair market value of the services provided by MANAGEMENT SERVICES hereunder and that the parties shall meet annually to reevaluate the value of services provided by MANAGEMENT SERVICES and shall establish the fair market value thereof for purposes of this Section 3.1.

Accepted:	NEW ENGLAND RADIATION
THERAPY MANAGEMENT SERVICES,
INC.

	By:	/s/ David Koeninger
David Koeninger
Vice President and CFO

Accepted:	MASSACHUSETTS ONCOLOGY
SERVICES, P.C.

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
President

The above Addendum Amends Section 3(a) of the Management Services Agreement (“MSA”), dated June 1, 2005, between the parties.  The above referenced Administrative Services Agreement between the parties does not exist.

EXECUTION COPY

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT made as of the 1st day of June 2005, between New England Radiation Therapy Management Services, Inc., a Massachusetts corporation (“Manager”) and Massachusetts Oncology Services, P.C., a Massachusetts professional corporation (the “P.C.”).

RECITALS:

1.                            The P.C. wishes to engage Manager to provide it with certain facilities, equipment, supplies and administrative services to assist the P.C. in the provision of radiation oncology services at the P.C.’s physician office practice (the “Practice”) located at 5 Hospital Center Drive, Holyoke, Massachusetts (the “Premises”).

2.                            Manager agrees to provide the P.C. with certain office facilities, equipment, supplies and administrative services in order to assist the P.C. in its conduct of the Practice in accordance with the terms hereof.

3.                            The parties have elected to enter into this Agreement to memorialize their obligations, as well as their agreements with respect to the provision of facilities, equipment, personnel, supplies and services by Manager to the P.C. for the Practice at the Premises.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                            Services to be Rendered.

(a)                                  Manager hereby grants the P.C. a license to utilize the Premises and the P.C. agrees to license such Premises from Manager. Manager shall make all arrangements for and pay all costs associated with the utilities necessary for the operation of the P.C.’s medical offices at the Premises, including, without limitation, electricity, water, gas, telephone, waste (office and medical, including radioactive medical waste) collection and removal and janitorial services at the Premises.

(b)                                 Manager hereby grants the P.C. a license to utilize such furniture, fixtures and equipment at the Premises as are described on Exhibit A hereof (the “Equipment”) and the P.C. agrees to license the use of such Equipment from Manager. The Equipment, together with the Premises, are hereinafter referred to as the “Office.” The Equipment listed on Exhibit A is deemed reasonable and necessary by the parties for the proper and efficient operation of the Practice. Manager shall maintain all Equipment in good repair, condition and working order, and shall furnish all parts and services for the Equipment reasonably required therefore including, without limitation, preventative and routine maintenance as necessary and appropriate, as determined by Manager upon consultation with the P.C., to maintain the Equipment in an acceptable state of repair and serviceability. The Equipment provided hereunder shall, at all times, be and remain the property of Manager. The P.C. shall not cause or permit the Equipment to be subject to any lien, levy, attachment, encumbrance or charge, or to any judicial process of any kind whatsoever, and shall not remove the Equipment from the Premises without the prior written consent of Manager.

(c)                                  Manager also agrees to provide the P.C. with certain personnel at or in connection with the services at the Office. The P.C. agrees to engage Manager to provide it with such administrative services and personnel, which shall include:

(i)                                     General Management. Manager shall have authority and responsibility to manage, conduct and administer the day-to-day administrative and non-professional operations of the Office and shall perform those functions pursuant to the terms of this Agreement and consistent with applicable laws, rules and regulations.

(ii)                                  Supplies. Manager shall provide the P.C. with such office and medical supplies as are necessary for patient care and treatment and the operation of the Office by the P.C. as reasonably determined by the Manager upon consultation with the P.C.

(iii)                               Scheduling. Manager shall maintain patient appointment scheduling services on behalf of the P.C., which services shall include obtaining all appropriate pre-certification, demographic, insurance and related materials with respect to patients.

(iv)                              Licensing, Inspection and Regulatory Fees. Manager shall be responsible for all licensing, inspection and regulatory fees incurred in connection with the services provided hereunder.

(v)                                 Personnel. Manager shall provide, on behalf of the P.C., all non-professional support personnel including, but not limited to, technicians radiation therapists (such technicians and therapists are hereinafter referred to as “Leased Personnel”), physicists, dosimetrists, receptionists, secretaries, clerks, management personnel and/or other personnel as necessary, as reasonably determined by the Manager. Manager shall be responsible for recruiting, training, managing, supervising, compensating and terminating such personnel. Manager shall be responsible for all salaries, fringe benefits, taxes and insurance necessary with respect to such individuals.

(d)                                 Leased Personnel shall remain employees of Manager, and not employees of the P.C. At such times as the Leased Personnel are providing services on the P.C.’s behalf, the P.C. shall have authority and responsibility for (i) the supervision and control of the Leased Personnel (while providing services on Practice’s behalf); (ii) determining the means and methods by which each Leased Personnel provides services hereunder; and (iii) determining charges for the Leased Personnel’s services.

2.                            Term. The term of this Agreement shall commence as of June 1, 2005 and, shall, unless sooner terminated as herein, continue until May 31, 2025 and shall thereafter be automatically renew for two (2) successive sixty (60) month terms, unless terminated earlier as provided herein.

3.                            Fees.

(a)                                  Management Fee. In consideration of the services being provided hereunder by Manager, the P.C. shall pay Manager an amount equal to $89,167 per month (the “Management Fee”).

(b)                                 Manner of Payment. Payment by the P.C. of the Management Fee shall be due no later than the fifth (5th) day of the month following the last day of the month in which services were rendered by Manager hereunder.

4.                            Billing and Collections. Manager shall through its affiliate, Financial Services of Southwest Florida, LLC, provide billing and collection services on behalf of the P.C.

5.                            Representations of the P.C. The P.C. hereby makes the following representations, warranties and covenants to Manager, each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                                  Licensed Providers. Each physician engaged by the P.C. to provide services at the Office shall be duly licensed to practice medicine in the Commonwealth of Massachusetts and shall be board certified or board eligible in the specialty of radiology and shall maintain professional liability insurance in minimum amounts of $l,000,000/$3,000,000 per annum.

(b)                                 Permits. Each of the P.C. and each physician providing services on behalf of the P.C. shall have all necessary licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local, required for the ownership and operation of the P.C. and the operation of the Practice.

(c)                                  DoN Exemption. Under Massachusetts law, the P.C. operates therapeutic equipment to provide an innovative service pursuant to a physician office exemption of the Determination on Need (DoN) law. At all times during the term of the Agreement, the P.C. shall maintain the authority to operate said therapeutic equipment in accordance with the DoN provisions.

(d)                                 No Encumbrances. Title to the Equipment and other property provided by Manager hereunder shall remain with Manager. The P.C. shall not take any action which would adversely affect or encumber Manager’s title or interest in the Equipment.

(e)                                  Responsibility for Medical Services. The P.C. shall be and remain fully responsible for all medical services provided at the Office. In no event shall Manager be deemed to be engaged in the practice of medicine.

(f)                                    Duly Authorized. This Agreement has been duly authorized, executed and delivered by the P.C. and is binding upon.

(g)                                 Duly Organized. The P.C. is duly organized under the laws of the Commonwealth of Massachusetts and authorized and qualified to do all things required of it under this Agreement.

(h)                                 Capacity to Contract. The P.C. has the capacity and authority to fulfill the obligations required of it hereunder and nothing prohibits or restricts the right or ability of the P.C. to carry out the terms hereof.

(i)                                     Violations of Law. Neither the P.C. nor any agreement, document or instrument executed or to be executed by it in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which the P.C. is bound which would affect Manager’s rights hereunder.

6.                            Manager’s Representations. Manager hereby makes the following representations, warranties, and covenants to the P.C., each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                                  Title. Manager is the lessee of the Premises and the Equipment and, in its capacities as such, is entitled to license the Office to the P.C.;

(b)                                 Duly Authorized. This Agreement has been duly authorized, executed and delivered by Manager and is binding upon it;

(c)                                  Duly Organized. Manager is duly organized under the laws of the Commonwealth of Massachusetts and authorized and qualified to do all things required of it under this Agreement;

(d)                                 Capacity to Contract. Manager has the capacity and authority to fulfill the obligations required of it hereunder and, to the best of Manager’s knowledge and belief, nothing prohibits or restricts the right or ability of Manager to carry out the terms hereof; and

(e)                                  Violations of Law. Neither Manager nor any agreement, document or instrument executed or to be executed in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will, to the best of Manager’s knowledge and belief, violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which Manager is bound which would affect the rights of the P.C. hereunder.

7.                            Operation of Office. In the performance of their respective obligations hereunder, the P.C. and Manager shall comply with all applicable regulations and laws (including, without limitation, applicable zoning regulations and rules and regulations governing the practice of medicine) reasonably necessary to ensure to it that the Office is in compliance with the rules and regulations of all regulatory bodies, agencies or authorities having jurisdiction over the Office.

8.                            Assignment.

(a)                                  The P.C. shall not:

(i)                                     assign, mortgage or encumber this Agreement, or sublease or sublicense the Office or any part of it, or permit its use by others for any purpose unless Manager gives the its prior written consent, which consent may be withheld in Manager’s sole discretion;

(ii)                                  pledge, loan, create a security interest in, or abandon possession of, the Office;

(iii)                               attempt to dispose of the Office or any part of it; or

(iv)                              permit any liens or legal process arising by, through or under the P.C., to be incurred or levied on the Office or any part thereof.

(b)                                 Any action taken by the P.C. in contravention of the provisions of Section 8(a) shall be void ab initio.

9.                            Casualty.

(a)                                  If the Premises or Equipment are damaged or partially destroyed by fire or other casualty whereby the Premises are partially tenantable and the Equipment is at least partially usable for the purposes intended hereunder, and if in Manager’s reasonable opinion, which shall be rendered within thirty (30) days of the occurrence of said damage, said damage can be fully repaired within ninety (90) days after the occurrence of the damage, Manager shall repair, at Manager’s cost (or through the use of insurance proceeds) such damage with all due diligence from the date of the casualty and the P.C. shall continue to occupy and utilize the Office.

(b)                                 If said damage or partial destruction cannot, in the opinion of Manager, be fully repaired within such ninety (90) day period or if the damage or destruction has rendered the Premises wholly untenantable or the Equipment wholly unusable, Manager shall, within thirty (30) days of the occurrence of said damage, decide whether to elect to cancel this Agreement or put (or cause to be put) the Premises and Equipment in good repair and condition (including the substitution of Equipment, if necessary). Such repairs must be completed of completion within one hundred-twenty (120) days of the determination by Manager that such damage is susceptible to repair, or either party shall have the right to terminate this Agreement.

10.                      Surrender of Office. Upon the termination of this Agreement, the P.C., at its own expense, shall immediately (i) relinquish control of the Office, (ii) vacate the Premises, and (iii) remove all of its personal property, together with all liens, encumbrances and rights of others created by or suffered to exist by the actions or inactions of the P.C. and all amounts due and owing by the P.C. to Manager shall be due and payable in accordance with the terms of this Agreement.

11.                      Independent Contractor.

(a)                                  This Agreement is by and between Manager and the P.C. and is not intended, and shall not be construed, to create an employment relationship, partnership or other such association as between the parties. Each party is an independent contractor of the other.

(b)                                 Neither Manager nor its employees or agents shall look to the P.C. for vacation pay, sick leave, retirement benefits, Social Security, worker’s compensation, disability or unemployment insurance benefits, or other employee benefits; nor shall the P.C. or its employees look to Manager for the same.

(c)                                  In performing the services required hereunder, the P.C. and its physician-employees and contractors shall exercise independent professional judgment. Manager shall not exercise any control over matters of the P.C. involving the exercise of professional medical judgment.

(d)                                 In the event the Internal Revenue Service or any other governmental agency shall, at any time, question or challenge the independent contractor status of either party, the party who received notice of same shall promptly notify the other party and afford the other party the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other governmental agency, irrespective of by whom such discussions or negotiations are initiated. The other party shall participate in any such discussions or negotiations to the extent permitted by the Internal Revenue Service or other governmental agency.

(e)                                  All medical records with respect to the P.C.’s patients shall belong to the P.C. During the term of this Agreement, such records shall be stored at the P.C. Upon any termination of this Agreement, the P.C., at its own expense, shall remove such records from the Office. Notwithstanding the foregoing, the Manager shall be provided with access to such records, as requested, for billing and all other reasonable purposes. Manager’s rights hereunder shall expressly survive any termination of this Agreement.

12.                      Default by the P.C.

(a)                                  The occurrence of any one of the following shall constitute a default by the P.C. hereunder:

(i)                                     If the P.C. fails to pay the Management Fees when due;

(ii)           If the P.C. attempts to or actually does remove, sell, transfer, encumber, subleases, sublicenses or part with possession of the Equipment, or vacates or abandons the Premises;

(iii)          If the P.C. fails to observe or perform any of its other obligations hereunder in any material respect and such failure continues uncured for a period of thirty (30) days after written notice thereof to the P.C. from Manager or, if such failure cannot be cured within such thirty (30) day period, the P.C. has failed to commence to cure such failure within such thirty (30) day period and diligently proceed to effect such cure;

(iv)          If the P.C. (A) ceases to practice medicine, in the specialty of radiation oncology, at the Office; (B) makes an assignment for the benefit of creditors; (C) admits in writing its inability to pay its debts as they become due; (D) files a petition seeking reorganization, an arrangement, readjustment, or similar arrangement under any present or future statute, law or regulation; (E) files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (F) consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of its assets or properties;

(v)           If, within sixty (60) days after the commencement of any proceedings against the P.C. seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without the P.C.’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated;

(vi)                      If the P.C. is finally determined, by an appropriate governing body or court, to have violated any applicable law, rule, regulation or ethical standard arising out of the conduct of the practice of medicine at the Office.

(b)            Upon a default by the P.C., Manager shall have the right, upon written notice to the P.C, to terminate this Agreement and:

(i)                             take possession of the Office and remove the P.C. or other occupants with their effects; and/or

(ii)                          dispose of, hold, use, license, or lease the Office, or any part thereof, as Manager in its sole discretion may determine.

13.                      Default by Manager.

(a)                                  The occurrence of any one of the following shall constitute a default by Manager hereunder.

(i)                                     If Manager fails to observe or perform any of its obligations hereunder in any material respect and such failure continues uncured for a period of forty-five (45) days after written notice thereof to Manager from the P.C. or, if such failure cannot be cured within such forty-five (45) day period, the Manager has failed to commence to cure such failure within such forty-five (45) day period and diligently proceed to effect such cure;

(ii)                                  If Manager: (A) makes an assignment for the benefit of creditors; (B) admits in writing its inability to pay its debt as they become due; (C) files a petition seeking reorganization and arrangement, readjustment or similar arrangement under the present or future statute, law or regulation, if any present or future; (D) files an answer admitting the material allegations of a petition filed against it and any such proceeding; or (E) consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any part of its assets or properties; or

(iii)                               If, within sixty (60) days after the commencement of any proceedings against Manager seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without Manager’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated.

(b)                                 Upon a default by Manager, the P.C. shall have the right, upon written notice to Manager, to terminate this Agreement.

14.                      Termination. This Agreement shall terminate upon the following events:

(a)                                  the mutual written agreement of the parties;

(b)                                 as provided in Section 2;

(c)                                  as provided in Section 9(b); or

(d)                                 as provided in Sections 12 and/or 13.

15.                      Default In Other Instances. In addition to and not in limitation of any of the other provision of this Agreement, any failure on the part of Manager or the P.C. to undertake any of their respective material obligations under this Agreement or any agreement made or entered into in connection with this Agreement shall constitute an event of default under this Agreement. Upon the occurrence of an event of default, the non-defaulting party shall have all remedies available at law and equity.

16.                      Miscellaneous.

(a)                                  Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

Manager:	New England Radiation Therapy
Management Services, Inc.
c/o 2234 Colonial Boulevard
Fort Myers, Florida 33907
Attention: David Koeninger

the P.C.:	Massachusetts Oncology Services, P.C.
c/o 2234 Colonial Boulevard
Fort Myers, Florida 33907
Attention: Daniel E. Dosoretz, M.D.

or to such other address and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

(b)                                 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles.

(c)                                  Further Instruments. At any time and from time to time, each party shall, without further consideration and at its own expense, take such further actions and execute and deliver such further instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

(d)                                 Entire Agreement. This Agreement (including the exhibits hereto) contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements between them, written or oral.

(e)                                  Severability. In the event that any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, rule or regulation, such term or provision shall be deemed severed from this Agreement and the remaining terms and provisions shall remain unaffected thereby provided the invalid term does not materially alter the basic purpose or intent of this Agreement.

(f)                                    Assignment. Nothing in this Agreement shall permit assignment by the P.C. without the express prior written consent of the Manager, Manager shall have the right, without the consent of the P.C., to assign all or any portion of its rights, duties and obligations under this Agreement.

(g)                                 Waiver of Breach. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach.

(h)                                 Amendments. This Agreement shall not be changed or modified except by an instrument in writing executed by both parties hereto. Without limiting any other provision herein, in the event that rules, policies, directives and/or orders of the United States Department of Health and Human Services or any other applicable federal, state, or local agency or third-party payor necessitate modifications or amendments to this Agreement, the parties hereto agree to so modify or amend this Agreement to conform with such rules, policies, directive and/or orders, provided they do not materially affect the duties and obligations of the parties hereunder.

(i)                                     Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

By:	/s/ David M. Koeninger
Name: David M. Koeninger
Title: VP

MASSACHUSETTS ONCOLOGY SERVICES, INC.

By:	/s/ Daniel E. Dosoretz
Name: Daniel E. Dosoretz
Title: President

EXHIBIT A

EQUIPMENT

See attached

VALLEY CANCER CENTER OF HOLYOKE LLC
ASSET LISTING REPORT
For: Financial Book
Period Ending: December 31, 2004

Select: All     Sub-Total By: GL Asset Account

Asset ID		Description	Serial No.	Acquired	Method	Life	Cost	Accum. Depr.	As of	Disposed

9		Hogan Comm - setup workst		12/01/03	SLFM	39.0	1,572.18	43.67	12/31/04

Sub Totals For 1410-0101-00000							1,572.18	43.67

Assets:	1
1		Siemens Mevatron Accelera		12/01/02	SLFM	5.0	250,000.00	104,166.67	12/31/04
2		Cascade Simulator		12/01/02	SLFM	5.0	75,000.00	31,250.00	12/31/04
19		Assets acquired -DVI Refi		12/01/04	SLFM	5.0	12,500.00	208.33	12/31/04

Sub Totals For 1420-0101-00000							337,500.00	135,625.00

Assets:	3
6		Refridgerator		07/01/03	SLFM	7.0	104.99	22.50	12/31/04
10		Office furniture		11/01/03	SLFM	7.0	346.50	57.75	12/31/04
11		Office Furniture		12/01/03	SLFM	7.0	879.55	136.12	12/31/04
12		Furniture		01/01/04	SLFM	7.0	2,198.98	314.14	12/31/04
13		Drapery Masters -Caster c		04/01/04	SLFM	7.0	1,587.81	170.12	12/31/04
14		Artwork\Wallhangings		04/01/04	SLFM	7.0	1,291.38	138.36	12/31/04
16		Drapery Masters - Shelves		07/01/04	SLFM	7.0	494.44	35.32	12/31/04

Sub Totals For 1430-0101-00000							6,903.65	874.31

Assets:	7
5		ADTRAN TSU 120		07/01/03	SLFM	5.0	1,638.75	491.63	12/31/04
7		TCS Implementation		07/01/03	SLFM	5.0	4,563.70	1,369.11	12/31/04
8		TCS Equip Racks & wiring		09/01/03	SLFM	5.0	6,880.00	1,834.67	12/31/04
15		Konica Minolta 2300 print		04/01/04	SLFM	5.0	799.98	120.00	12/31/04
17		Dell Optiplex workstation		08/01/04	SLFM	5.0	1,793.92	149.49	12/31/04
18		LCD MONITOR 19”		10/04/04	SLFM	5.0	827.19	41.36	12/31/04

Sub Totals For 1440-0101-00000							16,503.54	4,006.26

Assets:	6

4		Van		12/01/02	SLFM	3.0	5,000.00	3,472.23	12/31/04

Sub Totals For 1450-0101-00000							5,000.00	3,472.23

S:	1

Grand Totals		Assets: 18					367,479.37	144,021.47

MANAGEMENT SERVICES AGREEMENT

BETWEEN

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.

AND

MASSACHUSETTS ONCOLOGY SERVICES, P.C.

AS OF JUNE 1, 2005

GARFUNKEL, WILD & TRAVIS, P.C.
111 GREAT NECK ROAD
GREAT NECK, NEW YORK 11021
(516) 393-2200

CONTRACT REVIEW FORM
RADIATION THERAPY SERVICES, INC.

Type of Contract: Management Services Agreement
Contractee Name and Location: New England Radiation Therapy Management Services, Inc., and Massachusetts Oncology Services, P.C.
Attorney Office Name, Location drafting agreement: GWT

Compliance Reviewer’s checklist:	MD
Reviewed to ensure that terms meet applicable Anti-Kickback Law Safe Harbors and Stark Law Exceptions	MD
If safe harbor not met, reviewed to ensure that it does not violate these Laws.	MD
Reviewed to ensure that financial arrangements meet applicable Stark Law Exceptions.	MD
If applicable, calculations for remuneration utilize an appropriate Methodology for determining Fair Market Value	MD
If applicable, HIPAA requirements, included	MD

/s/ Authorized Signatory	7/5/05
Name and Title	Date

Finance Reviewer’s checklist:
Reviewed to ensure that the proper RTSI entity is party to the contract.	Yes
Reviewed to ensure that the term of the agreement is appropriate.	Yes
Reviewed business terms to ensure they are as negotiated.	Yes
Considered the accounting and disclosure implications of the agreement.	Yes
Approve the contract for execution.	Yes

/s/ David M. Koeninger	7/7/05
Name and Title	Date

Operations Reviewer’s checklist:
Reviewed to ensure that the contract terms can be operationalized Within the effective dates on the agreement.

Name and Title	Date

CONTRACT TO BE FILED UNDER: NEW ENGLAND JOE/[Illegible] AGREEMENT [Illegible] 7/8/05